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                                                                    Exhibit 23.5

[ERNST  & YOUNG LOGO]





                        Consent of Independent Auditors

     We consent to the reference to our firm under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Experts" and to the use of our report dated 8 March 2000 (except for Note 38, as to which the date is 18 April 2000 and Note 1(f) as to which the date is 17 August 2000) in the Registration Statement (Form F-1 No. 333-46930) and related Prospectus of UBS AG for the registration of Debt Securities.

                                        Ernst & Young Ltd.



                                        By: /s/ Peter Heckendorn
                                           ----------------------------------
                                            Peter Heckendorn
                                            Partner in charge of the audit

                                        By: /s/ Thomas Schneider
                                           ----------------------------------
                                            Thomas Schneider
                                            Partner in charge of the audit

Basel, Switzerland
9 November 2000